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                                                              FILE NO. 333-44173
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
                       (TO PROSPECTUS DATED JULY 7, 1997)
                 (TO PROSPECTUS SUPPLEMENT DATED JULY 7, 1997)
                                     PROSPECTUS NUMBER: 1656


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                FIXED RATE NOTES

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

PRINCIPAL AMOUNT:            $25,000,000.00


CUSIP NUMBER:                59018S A53


INTEREST RATE:               5.84000%


ORIGINAL ISSUE DATE:         February 25, 1998


STATED MATURITY DATE:        February 26, 2001


INTEREST PAYMENT DATES:      Each May 15th and November 15th, commencing on May 15, 1998 through November 15,
                             2000 and on the Stated Maturity Date, subject to the Following Business Day
                             Convention.


REPAYMENT AT THE OPTION OF
THE HOLDER:                  The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION OF
THE COMPANY:                 The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                        The Notes are being issued in fully registered book-entry form.


TRUSTEE:                     The Chase Manhattan Bank


DATED:                       February 20, 1998


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